Exhibit 10.1

Executive Officer	2005 Base Salary	2005 Target Bonus (% of Base Salary)(1)	Number of Option Shares Awarded

Thomas R. Beck, M.D. President and Chief Operating Officer	$340,000	42.5%	25,000

Clive R. Wood, Ph.D. Executive Vice President Research and Chief Scientific Officer	$300,000	40%	12,500

Ivana Magovcevic-Liebisch, Ph.D., J.D. General Counsel and Executive Vice President, Corporate Communications	$291,870	35%	12,500

(1)

The target bonus opportunity can be exceeded by up to 20% of the target for exceptional performance. For example, an executive with a target bonus of 30% who has outstanding performance can receive a bonus of as much as 36% of base salary.